Exhibit 10.3

May 8, 2006

Teragenix Corporation

5440 NW 33rd Avenue, Suite 108

Ft. Lauderdale, FL 33309

HemaCare Corporation

21101 Oxnard Street

Woodland Hills, California 91367

Re:  Agreement to Replace Promissory Note

Dear Joe and Judi:

Reference is made to the following:

1. Promissory Note in the principal amount of $450,000, dated November 11, 2005, issued by Teragenix Corporation (“Teragenix”) to the order of Lawrence Feldman (the “Existing Note”); and

2. Non-Binding Letter of Intent dated March 10, 2006 between HemaCare Corporation (“HemaCare”) and Teragenix (the “LOI”).

The LOI sets forth the proposed terms for the acquisition of 100% of the outstanding capital stock of Teragenix by HemaCare (the “Acquisition”).  One of the terms of the Acquisition is the replacement of the Existing Note with a new subordinated promissory note in the principal amount of $250,000, the form of which is attached hereto as Exhibit “A” (the “New Note”).  In furtherance of their desire to proceed with the Acquisition, Teragenix and HemaCare have requested that the undersigned agree to replace the Existing Note with the New Note.  The replacement of the Existing Note with the New Note would occur concurrently with the closing of the Acquisition.

In consideration of the shorter time to maturity in the New Note relative to the Existing Note and the obligation of Teragenix to pay interest annually in the New Note, as well as the benefits which the undersigned expects Teragenix to realize as a result of the consummation of the Acquisition, the undersigned hereby agrees to accept, concurrently with the closing of the Acquisition, the New Note in substitution for the Existing Note and agrees to the terms of the New Note as reflected on Exhibit “A”.

Letter to Teragenix and HemaCare

May 8, 2006

This letter agreement constitutes the entire agreement among the undersigned, Teragenix and HemaCare with respect to the subject matter hereof and may be amended or modified only in a written agreement among such parties.  This letter agreement may be executed in any number of counterparts and by different parties on separate counterparts.  Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement.  Delivery of an executed counterpart of this letter by telefacsimile shall be equally effective as delivery of a manually executed counterpart.

[signature page to follow]

2

Letter to Teragenix and HemaCare

May 8, 2006

Sincerely,

/s/ Lawrence Feldman
Lawrence Feldman

Acknowledged and Agreed:

TERAGENIX CORPORATION

By:	/s/ Joseph Mauro

Title:  President

HEMACARE CORPORATION

By:	/s/ Judi Irving

Title:  President & CEO

3

EXHIBIT “A”

Form of New Note

AMENDED AND RESTATED SUBORDINATED PROMISSORY NOTE

$250,000.00	Fort Lauderdale, Florida
August 29, 2006

FOR VALUE RECEIVED, TERAGENIX CORPORATION, a Florida corporation (the “Payor”), promises to pay to the order of LAWRENCE FELDMAN (the “Payee”) at 777 17th Street, Miami Beach, FL 33139-1854, the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000), together with interest from the date hereof at a rate equal to 7% simple interest per annum.

1.             Payments of Principal and Interest; Time of the Essence.  Principal under this note shall be due and payable in four (4) equal, consecutive, annual installments in the amount of SIXTY TWO THOUSAND FIVE HUNDRED DOLLARS ($62,500) on each anniversary of the date of this note commencing on the first anniversary and continuing through the fourth anniversary, at which time all principal that remains unpaid shall be due and payable in full.  Accrued but unpaid interest to the date of each principal payment shall be due and payable on such date and any remaining accrued but unpaid interest shall be due and payable concurrently with the final principal payment under this note.  Time is of the essence.

2.             Prepayment.  Subject to the terms of Section 5 below, this note may be prepaid in whole or in part at any time without premium or penalty.

3.              Acceleration after Default; Default Interest Rate.  If any payment remains unpaid after the same shall become due, the entire principal sum shall forthwith become due at the option of the holder of this note.  While this note is in default, it shall bear interest at the maximum rate of 10% per annum.

4.             Florida Documentary Stamp Tax. Florida documentary stamp tax required by law in the amount of $2,450 has been paid directly to the Florida Department of Revenue.

5.             Subordination to Senior Debt.  The Payee, by acceptance of this note, agrees that the payment of the principal and interest of this note is subordinated to the extent and as provided below and undertakes, as a condition to the right to receive any payments hereunder, to execute such subordination agreements as may be requested by the Senior Lenders (as defined below) from time to time.

(a)  As used herein, the term “Senior Debt” shall mean any and all indebtedness of the Payor and all of its subsidiaries (collectively, the “Company”) owed to Senior Lenders together with (i) all complete or partial refinancings of such indebtedness, (ii) any amendments, restatements, extensions, modifications, amendments, renewals or substitutions with respect to the foregoing, (iii) interest, reasonable attorney fees, other fees and other sums payable in respect thereof, and (iv) any interest accruing thereon after the commencement of a bankruptcy proceeding, without regard to whether or not such interest is an allowed claim in such proceeding.  The term “Senior Lenders” shall mean any institutional lender or lenders providing one or more senior secured credit facilities to the Company.  Senior Debt shall be considered to be outstanding whenever any loan or loan commitment remains outstanding under a loan agreement entered into with a Senior Lender.

4

(b)  Except as specifically permitted in Section 5(c) below, the Payee, by acceptance of this note, agrees that the Payee will not ask, demand, sue for, accept, or receive payment from the Payor, by set-off or in any other manner, either in whole or in part, of any of the principal of or interest accrued on the indebtedness evidenced by this note (the “Subordinated Indebtedness”).

(c)  The Payor shall pay or cause to be paid to the Payee the Subordinated Indebtedness as set forth in Section 1 (and Section 3 with respect to interest after default) above, except that the Payor shall not be required or permitted to make any payment on the Subordinated Indebtedness if an event of default exists with respect to the Senior Debt until such time as such event of default has been cured or waived by the Senior Lender.  The Payor may make prepayments of this note only upon receipt of written consent thereto from the Senior Lender.

6.              Miscellaneous.  Should it become necessary to collect this note through an attorney, the Payor hereby agrees to pay all costs of collection, including a reasonable attorney’s fee.  Said reasonable attorney’s fee shall include fees for services rendered in all appellate proceedings.  The Payor waives presentment for payment and protest for nonpayment of this note; agrees to an extension of the time of payment of this note, without notice; and agrees that any such extensions will not release the Payor’s liability hereon.

7.             Choice of Law.  This note will be interpreted, construed and enforced in accordance with the laws of the State of Florida, without giving effect to the application of the principles pertaining to conflicts of laws.

8.             Amendment and Restatement of Note.  This note amends, restates, replaces and supercedes that that certain Promissory Note (“Prior Note”) dated November 11, 2005, in the principal amount of $450,000, issued by the Payor to the order of the Payee, which Prior Note upon Payor’s execution and delivery of this Note to Payee shall be null, void and of no further legal force or effect.

9.             WAIVER OF JURY TRIAL.  THE PAYOR HEREBY, AND THE PAYEE BY ACCEPTANCE OF THIS NOTE, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OR DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE ACCEPTING THIS NOTE.

TERAGENIX CORPORATION

By:	/
Joseph L Mauro, President

5